UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       April 24, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On April 24, 2002, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports 18 Percent Increase in First Quarter Diluted Earnings Per Share of 53 Cents." The press release contained the following information.




                                                           FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Director of Investor Relations
         (913) 967-4109


              Applebee's International Reports 18 Percent Increase
             in First Quarter Diluted Earnings Per Share of 53 Cents


Overland Park, Kan., April 24, 2002 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $20.3 million, or 54 cents and 53 cents per share on a basic and diluted basis, respectively, for the first quarter ended March 31, 2002. This represents an increase in earnings per share of 20 percent and 18 percent on a basic and diluted basis, respectively, as compared with 45 cents per share on both a basic and diluted basis for the first quarter of 2001.

System-wide comparable sales exceeded the company's expectation of zero to 2 percent, increasing 3.5 percent for the first quarter. Comparable sales increased 4.1 percent for franchise restaurants and 1.5 percent for company restaurants.

The company also reported comparable sales for the March fiscal period, comprised of the five weeks ended March 31, 2002. System-wide comparable sales increased 1.5 percent, reflecting a 2.2 percent increase for franchise restaurants and a 0.7 percent decrease for company restaurants. The decrease in comparable sales for company restaurants reflects a decline in guest traffic of
2.5 to 3.0 percent, offset in part by a higher average check. March comparable sales were negatively impacted by the shift of the Easter holiday and unfavorable weather in several company markets.

Lloyd L. Hill, chairman and chief executive officer, said, "Despite the continued uncertainty in the economy, we were pleased that system-wide comparable sales for the quarter exceeded our expectations. While March sales were lower than recent trends due to the timing of Easter, we expect system-wide comparable sales for the April fiscal period to be in excess of 3.0 percent, including the positive impact of the holiday shift."


                                    - more -

"During the quarter, we continued to devote additional resources to our people strategies through increased management staffing levels, incentive compensation and retention programs. While having a near-term impact on our restaurant margins, these investments are designed to improve execution, resulting in higher guest satisfaction, and are critical to building sales and traffic over the long-term. As a result of our sales performance so far this year, combined with our strong value proposition and the investments we have made in our people strategies, we now expect system-wide comparable sales for the remainder of the year to increase by at least 2 percent."

Hill concluded, "We ended the quarter with over 1,400 restaurants operating system-wide, more than our next two competitors combined. We believe that this dominant market position, along with demographic and lifestyle trends, our food and menu initiatives, marketing strategies and franchise business model will continue to provide a solid foundation for future growth."

Other results for the first quarter ended March 31, 2002 included:

o System-wide sales for the Applebee's concept were a record $795.1 million for the first quarter ended March 31, 2002, an increase of nearly 12 percent over the prior year.

o Operating revenues (comprised of company restaurant sales and franchise income) reached $199.8 million for the first quarter, an increase of nearly 10 percent over the prior year.

o Applebee's ended the quarter with 1,404 restaurants system-wide (314 company and 1,090 franchise restaurants). During the first quarter of 2002, there were 13 new Applebee's restaurants opened system-wide, including 4 company and 9 franchised restaurants.

o The company repurchased 250,000 shares of common stock in the first quarter at an average price of $33.30 for an aggregate cost of $8.3 million. The company's 2001 stock repurchase authorization has been extended for fiscal year 2002, of which $12.3 million currently remains available.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)


                                                                                 13 Weeks Ended
                                                                         -------------------------------
                                                                           March 31,          April 1,
                                                                             2002               2001
                                                                         -------------     -------------
       Revenues:
            Company restaurant sales................................       $ 174,973         $ 160,143
            Franchise income........................................          24,840            22,234
                                                                         -------------     -------------
               Total operating revenues.............................         199,813           182,377
                                                                         -------------     -------------
       Cost of Company restaurant sales:
            Food and beverage.......................................          47,407            43,305
            Labor...................................................          57,457            50,900
            Direct and occupancy....................................          42,872            40,759
            Pre-opening expense.....................................             335               135
                                                                         -------------     -------------
               Total cost of Company restaurant sales...............         148,071           135,099
                                                                         -------------     -------------
       General and administrative expenses..........................          19,246            17,166
       Amortization of intangible assets............................             138             1,463
       Loss on disposition of restaurants and equipment.............             294               187
                                                                         -------------     -------------
       Operating earnings...........................................          32,064            28,462
                                                                         -------------     -------------
       Other income (expense):
            Investment income.......................................             397               357
            Interest expense........................................            (633)           (2,357)
            Other income............................................             101                90
                                                                         -------------     -------------
               Total other expense..................................            (135)           (1,910)
                                                                         -------------     -------------
       Earnings before income taxes.................................          31,929            26,552
       Income taxes.................................................          11,654             9,771
                                                                         -------------     -------------
       Net earnings.................................................       $  20,275         $  16,781
                                                                         =============     =============

       Basic net earnings per common share (a)......................       $    0.54         $    0.45
                                                                         =============     =============
       Diluted net earnings per common share (a)....................       $    0.53         $    0.45
                                                                         =============     =============

       Basic weighted average shares outstanding (a)................          37,252            37,116
                                                                         =============     =============
       Diluted weighted average shares outstanding (a)..............          38,218            37,628
                                                                         =============     =============


(a) All earnings per share and weighted average share information reflects a three-for-two stock split effective at the close of business on June 12, 2001.

The following table sets forth, for the periods indicated, information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.


                                                                                    13 Weeks Ended
                                                                           ---------------------------------
                                                                              March 31,         April 1,
                                                                                2002              2001
                                                                           ---------------   ---------------
        Revenues:
             Company restaurant sales....................................        87.6%             87.8%
             Franchise income............................................        12.4              12.2
                                                                           ---------------   ---------------
                Total operating revenues.................................       100.0%            100.0%
                                                                           ===============   ===============
        Cost of sales (as a percentage of Company restaurant sales):
             Food and beverage...........................................        27.1%             27.0%
             Labor.......................................................        32.8              31.8
             Direct and occupancy........................................        24.5              25.5
             Pre-opening expense.........................................         0.2               0.1
                                                                           ---------------   ---------------
                Total cost of sales......................................        84.6%             84.4%
                                                                           ===============   ===============

        General and administrative expenses..............................         9.6%              9.4%
        Amortization of intangible assets................................         0.1               0.8
        Loss on disposition of restaurants and equipment.................         0.1               0.1
                                                                           ---------------   ---------------
        Operating earnings...............................................        16.0              15.6
                                                                           ---------------   ---------------
        Other income (expense):
             Investment income...........................................         0.2               0.2
             Interest expense............................................        (0.3)             (1.3)
             Other income................................................         0.1                --
                                                                           ---------------   ---------------
                Total other expense......................................        (0.1)             (1.0)
                                                                           ---------------   ---------------
        Earnings before income taxes.....................................        16.0              14.6
        Income taxes.....................................................         5.8               5.4
                                                                           ---------------   ---------------
        Net earnings.....................................................        10.1%              9.2%
                                                                           ===============   ===============


Item 9.           Regulation FD Disclosure

     Applebee's   International,  Inc. (the  "Company") also  included  guidance regarding its business outlook in the press release. These comments are included below.


BUSINESS OUTLOOK

The company also updated its guidance as to its business outlook for fiscal year 2002.

o System-wide comparable sales are now expected to increase by at least 2 percent for the remainder of 2002.

o As of March 31, 2002, the company had total long-term debt outstanding of $55 million, reflecting payments of $20 million during the quarter. Based on current interest rates and debt levels, interest expense for 2002 is now expected to be approximately $2.5 million for the year.

o Consistent with current consensus analyst estimates, diluted earnings per share for fiscal year 2002 are now expected to be in the range of $2.11 to $2.15, excluding any impact of additional stock repurchases.

A conference call to review the first quarter 2002 results and the current business outlook will be held on Thursday morning, April 25, 2002, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,407 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's
International  can  be  found  at  the  company's  website  (www.applebees.com).

The statements contained in the Business Outlook section of this release are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the continued growth of its franchisees and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2002. The company disclaims any obligation to update these forward-looking statements.


                                      # # #

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    April 24, 2002                 By:   /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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